Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independence Contract Drilling, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-264286, 333-25834, 333-227754, 333-227185, 333-206715) and Form S-8 (Nos. 333-265491, 333-237262, 333-213672, and 333-198122) of Independence Contract Drilling, Inc. of our report dated March 6, 2023, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, P.C.

Houston, Texas

February 28, 2024